 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2017 (June 15, 2017)

xG Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35988	20-585-6795
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

240 S. Pineapple Avenue, Suite 701, Sarasota, FL	34236
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (941) 953-9035

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 15, 2017, xG Technology, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s offices at 240 S. Pineapple Avenue, Suite 701, Sarasota, Florida 34236. As described in the Company’s Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 22, 2017, and as supplemented on May 24, 2017, at the Annual Meeting the stockholders were asked to vote on eight matters: (i) the election of directors, (ii) the ratification of the appointment of an independent accounting firm, (iii) a proposal to approve an amendment to increase the amount available under the Company’s 2016 Employee Stock Purchase Plan from $3,500,000 to $7,000,000, (iv) a proposal to approve an amendment to increase the amount available under the Company’s 2016 Incentive Compensation Plan from $3,500,000 to $7,000,000, (v) a proposal to establish the Company’s 2017 Incentive Compensation Plan, (vi) an advisory resolution on executive compensation of the Company’s named executive officers, (vii) an advisory resolution on the frequency of the vote on executive compensation of the Company’s named executive officers, and (viii) a proposal to approve the sale and issuance of up to $15,000,000 in shares of the Company’s common stock (the “Common Stock”) to Lincoln Park Capital Fund, LLC.

Of the 11,278,499 shares outstanding and entitled to vote as of the record date for the Annual Meeting, 6,908,379 shares were present at the Annual Meeting in person or by proxy. As such, a quorum was established at the Annual Meeting.

Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All nominees for director listed below were elected. The term of office of each director will be until the 2018 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

The final results of the election of directors were as follows:

Name	For	Withheld	Broker Non-Votes
George F. Schmitt	1,680,890	50,949	5,176,540
John C. Coleman	1,675,439	56,400	5,176,540
Gary Cuccio	1,680,905	50,934	5,176,540
Kenneth Hoffman	1,681,105	50,734	5,176,540
Richard L. Mooers	1,680,844	50,995	5,176,540
Raymond M. Sidney	1,681,106	50,733	5,176,540
GNRL. James T. Conway	1,681,001	50,838	5,176,540

In addition, the stockholders ratified the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, by a vote of 6,718,549 for; 102,626 against; and 87,204 abstentions. There were no broker non-votes.

The stockholders also approved an amendment to increase the size of the Company’s 2016 Employee Stock Purchase Plan from $3,500,000 to $7,000,000 by a vote of 628,889 for; 457,897 against; 645,053 abstentions; and 5,176,540 broker non-votes.

The stockholders also approved an amendment to increase the size of the Company’s 2016 Incentive Compensation Plan from $3,500,000 to $7,000,000 by a vote of 605,387 for; 481,070 against; 645,382 abstentions; and 5,176,540 broker non-votes.

The stockholders also approved the proposal to establish the Company’s 2017 Incentive Compensation Plan by a vote of 1,172,159 for; 386,352 against; 173,328 abstentions; and 5,176,540 broker non-votes.

The stockholders also approved an advisory resolution on executive compensation of the Company’s named executive officers by a vote of 1,281,738 for; 300,674 against; 149,427 abstentions; and 5,176,540 broker non-votes.

The stockholders also recommended, on an advisory basis, that the frequency of the vote on the compensation of the Company’s named executive officers should be once every year by a vote of 989,989 for once every year; 43,053 for once every two years; 632,537 for once every three years; 57,260 abstentions; and 5,176,540 broker non-votes.

The stockholders did not approve the proposal to sell and issue up to $15,000,000 in shares of Common Stock under the Company’s Purchase Agreement with Lincoln Park Capital Fund, LLC by a vote of 1,031,349 against the proposal; 614,401 for the proposal; 86,089 abstentions; and 5,176,540 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 19, 2017	xG TECHNOLOGY, INC.

	By:	/s/ Roger Branton
Name: Roger Branton Title: Chief Financial Officer